Exhibit 99.1

INVESTOR PRESENTATION November 2021

Safe Harbor 2 This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of First Western Financial, Inc.’s (“First Western”) management with respect to, among other things, future events and First Western’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “future” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about First Western’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond First Western’s control. Accordingly, First Western cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although First Western believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Those following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the COVID-19 pandemic and its effects; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between First Western and Teton Financial Services, the outcome of any legal proceedings that may be instituted against First Western or Teton Financial Services, delays in completing the transaction, the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and shareholder approval or to satisfy any of the other conditions to the transaction on a timely basis or at all, the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where First Western and Teton Financial Services do business, the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, First Western’s ability to complete the acquisition and integration of Teton Financial Services successfully, and the dilution caused by First Western’s issuance of additional shares of its common stock in connection with the transaction. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 12, 2021 and other documents we file with the SEC from time to time. All subsequent written and oral forward-looking statements attributable to First Western or persons acting on First Western’s behalf are expressly qualified in their entirety by this paragraph. Forward-looking statements speak only as of the date of this presentation. First Western undertakes no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise (except as required by law). Certain of the information contained herein may be derived from information provided by industry sources. The Company believes that such information is accurate and the sources from which it has been obtained are reliable; however, the Company cannot guaranty the accuracy of such information and has not independently verified such information. This presentation contains certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this presentation. Numbers in the presentation may not sum due to rounding. Our common stock is not a deposit or savings account. Our common stock is not insured by the Federal Deposit Insurance Corporation or any governmental agency or instrumentality. This presentation is not an offer to sell any securities and it is not soliciting an offer to buy any securities in any state or jurisdiction where the offer or sale is not permitted. Neither the SEC nor any state securities commission has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof. Additional Information about the Acquisition and Where to Find It In connection with the proposed acquisition, First Western filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (Registration No. 333-260078) to register the shares of First Western common stock to be issued to the shareholders of Teton Financial Services. The registration statement includes a proxy statement/prospectus which will be sent to the shareholders of Teton Financial Services seeking their approval of the acquisition and related matters. In addition, First Western may file other relevant documents concerning the proposed acquisition with the SEC. SHAREHOLDERS OF TETON FINANCIAL SERVICES ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST WESTERN, TETON FINANCIAL SERVICES AND THE PROPOSED TRANSACTION. Investors and shareholders may obtain free copies of these documents through the website maintained by the SEC at www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained by directing a request by telephone or mail to First Western Financial, Inc., 1900 16th Street, Suite 1200, Denver CO, 80202 , Attention: Investor Relations (telephone:(877) 505-1281), or by accessing First Western’s website at www.myfw.com under “Investor Relations.” The information on First Western’s website is not, and shall not be deemed to be, a part of this release or incorporated into other filings it makes with the SEC. Participants in the Solicitation First Western, Teton Financial Services, Inc. and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Teton Financial Services in connection with the acquisition. Information about the directors and executive officers of First Western is set forth in the proxy statement for First Western’s 2021 annual meeting of shareholders filed with the SEC on April 29, 2021. Additional information regarding the interests of these participants and other persons who may be deemed participants in the acquisition may be obtained by reading the proxy statement/prospectus regarding the acquisition when it becomes available.

Office Locations 3 An Emerging High Performing Institution Overview ▪ Niche-focused regional wealth manager built on a private trust bank platform ▪ Headquartered in Denver, Colorado and positioned in desirable, affluent and high growth markets Target Market ▪ Households of $1+ million liquid net worth ▪ High net worth and high growth markets ▪ Colorado, Arizona, Wyoming, California and Montana Company Highlights Competitive Advantage (as of 9/30/21) ▪ Assets: $2.08 billion ▪ Total Loans: $1.65 billion ▪ Total Deposits: $1.78 billion ▪ AUM: $6.91 billion (for the year ending 12/31/20) ▪ Loan Growth: 53.9% ▪ Deposit Growth: 49.1% ▪ Asset Growth: 57.7% ▪ ROAA: 1.48% ▪ Operates as one integrated firm, not silos ▪ Team approach benefits both clients and First Western ▪ Local boutique private trust bank offices with central product experts First Western Financial, Inc. (FW) Financial Holding Company First Western Trust Bank Colorado state chartered bank (16 locations) First Western Merger Corporation State licensed insurance agency

4 Investment Highlights Proven Execution on Growth Strategies Attractive Markets and Business Model Strong Earnings Momentum ▪ Significant revenue growth driving improved operating leverage and higher profitability ▪ TBV/share(1) increased 25% in 2020 and 15% through first nine months of 2021 ▪ Continued scale expected to drive further leverage and generate returns consistent with a high performing institution over long term ▪ Pending acquisition of Teton Financial Services, Inc. provides additional catalyst for earnings growth in 2022 ▪ Highly aligned with shareholder interests as insiders own ~22% of total shares outstanding ▪ Discounted valuation trading at just 1.56x TBV/share(2) High Insider Ownership and Discounted Valuation ▪ Track record of generating organic growth, expansion and acquisitions ▪ Total assets up 58% in 2020 with substantial increases in revenue and EPS ▪ Strengthening commercial banking platform creating more diverse loan portfolio and lower-cost deposit base ▪ Rapidly growing institution operating in high growth markets ▪ Diverse sources of recurring fee income that consistently represent approximately 50% of total revenue ▪ Attractive, stable deposit base with noninterest-bearing and money market accounts comprising 84% of total deposits ▪ Conservative underwriting and affluent client base results in exceptional asset quality with minimal credit losses (1) See Non-GAAP reconciliation (2) As of November 1, 2021

$4,556 $5,795 $7,602 $10,854 $37,745 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 2016 2017 2018 2019 2020 2016-2020 Pre-Tax, Pre-Provision Income(1) ($000s) 5 Strong Operational and Financial Momentum ▪ Robust balance sheet growth ▪ Higher fee income driven by strengthened mortgage team ▪ Consistent new client acquisition activity driving growth in assets under management ▪ Highly leverageable operating platform driving improved efficiencies ▪ Outstanding asset quality and low credit costs Drivers of Improved Performance (1) See Non-GAAP reconciliation 2016-2020 Pre-Tax, Pre-Provision Income(1) ($000s)

$9.19 $11.14 $11.50 $11.88 $12.38 $12.83 $13.15 $13.39 $14.13 $15.38 $16.44 $17.24 $17.98 $18.85 $8.00 $10.00 $12.00 $14.00 $16.00 $18.00 $20.00 6/30/2018 9/30/2018 12/31/2018 3/31/2019 6/30/2019 9/30/2019 12/31/2019 3/31/2020 6/30/2020 9/30/2020 12/31/2020 3/31/2021 6/30/2021 9/30/2021 MYFW TBV/Share 6 Improving Earnings Driving Outperformance and Creating Shareholder Value Discounted Valuation Provides Opportunity for Continued Outperformance as Multiple Expands (1) See Non-GAAP reconciliation (2) Source: S&P Global Market Intelligence (January 1, 2020 through October 29, 2021) TBV/Share(1) Up 105% Since July 2018 IPO

Franchise Overview 7

Great Markets, Scarce Investment Opportunity

First Western Market Favorability [1]

- Colorado (2020)
  - #1 state for growth in personal income in 2019
  - #3 best state for business (24/7 Wall Street)
  - #3 best state for entrepreneurs and start-ups (Motley Fool)
- Denver, Colorado (2020)
  - #3 hottest job market (Wall Street Journal)
  - #5 fastest growing city (WalletHub)
  - #1 most searched location for out-of-state movers (Apartment List)
- Fort Collins, CO (2019)
  - #9 best performing city (Milken Institute)
  - Manufacturing for Anheuser-Busch, Broadcom, Intel
- Phoenix, Arizona (2019)
  - America's fastest growing city three years in a row
  - 7.9% population growth from 2015 - 2019

Deposits by MSA [2]


Fort Collins, CO 17%
Boulder, CO 10%
Glenwood Springs, CO 3%
Jackson, WY 3%
Denver, CO 52%
Phoenix, AZ 15%

Deposits by State	
Colorado	82%
Arizona	15%
Wyoming	3%

MYFW is 2nd Largest Publicly Held CO Chartered Bank

As of June 30, 2021	Current Ownership	Total Assets ($bn)
FirstBank	Private	24.4
NBH Bank	**Public (NYSE: NBHC)**	6.7
Bank of Colorado	Private (Sub. Of Pinnacle Bancorp-NE)	5.6
Alpine Bank	Private	5.2
Sunflower Bank	Private	5.0
ANB Bank	Private	3.3
Citywide Banks	HTLF (Acquired in 2017)	2.6
First Western Trust Bank	**Public (Nasdaq: MYFW)**	2.0

Small Market Share Provides Large Growth Opportunity

MSA	State	Market Share	Projected % Change in HHI (2021-2026) [3]
Denver-Aurora-Lakewood	CO	0.73	11.00
Fort Collins	CO	2.60	13.45
Phoenix-Mesa-Scottsdale	AZ	0.16	13.18
Boulder	CO	1.17	11.41
Jackson	WY/ID	1.05	8.50
Glenwood Springs	CO	1.06	8.82
National Average			**9.01**

(1) Source: 2020 Downtown Denver Partnership Report; Ft. Collins Chamber of Commerce; City of Phoenix
(2) Source: S&P Global Market Intelligence as of 06/30/2021.
(3) Percentage growth in household income (HHI).

8

FIRSTwestern

MYFW: Our Five Core Strengths

Differentiated, Proven in the Marketplace	▪ **Niche-focused** franchise headquartered in Denver, Colorado ▪ Well-positioned in many **attractive markets** in Arizona, California, Colorado and Wyoming ▪ **Specialized central expertise** to compete with siloed national, regional firms ▪ Delivered through **local, boutique trust banking teams** so clients "owned" by MYFW, not associates
Built-in Operating Leverage	▪ **Strong profit center margins at maturity**, growth opportunities in current and new markets ▪ **Revenue growth** in both fee income and net interest income, with neutral balance sheet ▪ Scalable, **leverageable high fixed cost, low variable cost Product and Support Centers** ▪ Operating **expense investment already in place** for growth and expansion
Highly Desirable Recurring Fee Income	▪ **~50% fee income**, consistently through MYFW's history ▪ Primarily **recurring** trust and investment management ("TIM") fees ▪ **Low risk, "sticky" wealth/trust business** with comprehensive product offering ▪ **Multiple entry points with ConnectView®** – proprietary review process to service, **cross-sell**
Experienced, Tested Team	▪ Executives are **major bank/professional firm trained**, with deep relationships in communities ▪ Achieved **growth through** business and economic **cycles**, capital constraints ▪ Healthy relationship with all regulators with **strong risk management** culture ▪ CEO with **proven track record** for creating value in previous bank ownership
Unique Opportunity for Investors	▪ At critical mass but small market share, **many current and new market** opportunities ▪ **Proven ability to expand: (1) Organically, (2) By expansion and (3) By acquisition** ▪ Few large Colorado bank alternatives for investors and clients, creating **lift-out opportunities** ▪ Attractive revenue and earnings growth story **trading at discounted valuation**

9

FIRSTWESTERN

Cross-Selling a Diverse Set of Products and Services

Our local profit centers team with specialized product experts through ConnectView®, with many points of entry

Commercial Banking	▪ Corporate loans to match specific needs ▪ Well-versed in working with complex cash flows and business models ▪ **Customized treasury management** products and services
Retirement / 401(k) Plan Consulting	▪ **Retirement plan consultants** partnering with businesses to sponsor retirement plans ▪ Creative corporate retirement plan design, analysis solutions, fiduciary liability management ▪ ERISA compliance and education
Residential Mortgage Lending	▪ Mortgage banking **specializing in purchase money, high net worth lending** ▪ Underwritten to Fannie Mae and Freddie Mac guidelines ▪ Targeted portfolio lending and secondary sales
Wealth Planning	▪ Wealth planning with specialized services (e.g. philanthropic) ▪ **Proprietary ConnectView® approach**, with access to CFPs, CPAs and estate planning attorneys ▪ Charitable giving tax strategies, deferred-compensation plans, life insurance, key person insurance
Investment Management	▪ Provide a **broad range of asset and sub asset classes,** with automated tax and basis management ▪ Create unique solutions through internal research, proprietary and third-party investment options ▪ Central team creates the platform for Portfolio Managers to service clients, manage accounts
Trust	▪ **Fiduciary wealth management** with expert review of client objectives, creating solutions ▪ Irrevocable life insurance trust, conservatorship, successor trustee, directed custodial trusteeship ▪ WY tax-exempt asset protection, special needs trusts, escrow services, family office services

10

FIRSTWESTERN

$49.7 $54.3 $55.2 $57.8 $64.3 $97.3 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 $100.0 FY 2015 FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 Net Interest Income Non-Interest Income, excluding net gain/(loss) on sale of securities and assets 11 High Quality Revenues with Predictable Sources of Recurring Income Net Interest Income $46.1 47% Mortgage $29.3 30% Bank Fees $1.3 1% Insurance $1.2 1% Other $0.4 1% Trust & Advisory $19.0 20% ($ in millions) Note: As of or for the period ended December 31, 2020. Totals may not add up due to rounding. ($ in millions) FY 2020 Revenue Mix Gross Revenue(1) (1) See Non-GAAP reconciliation

12 Private Bank Model Generates Strong Fee Income Half of Operating Revenue Generated by Fee Income 63.7% 52.6% 43.4% 43.1% 35.6% 32.5% 30.8% 28.5% 27.9% 27.6% 26.8% 24.7% 24.6% 21.8% 16.6% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% ALRS MYFW WASH UMBF BMTC PGC UVSP BPFH TSC SYBT CFR CATC TMP FFWM FRC Noninterest Income/Operating Revenue Peer Average Source: S&P Global Market Intelligence (for the 12 months ended December 31, 2020)

Driving Profitable Growth 13

14 Success in Expansion and Acquisition Growth 2006 – 2010 (3) ▪ Boulder, CO ▪ Century City, CA ▪ Scottsdale, AZ 2011 – 2015 (6) ▪ Aspen, CO ▪ DTC/Cherry Hills, CO ▪ Fort Collins, CO ▪ Jackson Hole, WY ▪ Laramie, WY ▪ Phoenix, AZ 2016 – 2020 (4) ▪ Broomfield, CO (2021) ▪ Greenwood Village, CO ▪ Lone Tree, CO ▪ Vail Valley, CO 2002 – 2005 (3) ▪ Cherry Creek, CO ▪ Denver, CO ▪ Northern Colorado, CO 2002 – 2005 (5) ▪ Westcor Insurance Group, Inc. ▪ Poudre River Valley Trust Co. ▪ Sprout & Associates, Inc. ▪ Sterling Partners ▪ Silversmith Financial Corp 2006 – 2010 (4) ▪ Reber/Russell Company ▪ Ryder, Stilwell Inc. ▪ Asset Purchase – Financial Management Advisors, LLC ▪ Asset Purchase – GKM Advisors, LLC 2011 – 2015 (1) ▪ Trust Department Assets – First National Bank of Wyoming 2016 – 2020 (2) ▪ Asset Purchase – EMC Holdings, Inc. ▪ Branch Purchase & Assumption from Simmons Bank Office Openings Acquisitions 2002 2021 3 5 6 9 12 10 16 12 ## Total Acquisitions Total Offices 18 13 2021 (1) ▪ Teton Financial Services, Inc. 2021 (3)(1) ▪ Jackson Hole, WY ▪ Pinedale, WY ▪ Rock Springs, WY (1) Added through the Teton Financial Services, Inc. acquisition. Jackson Hole offices are expected to be consolidated

15 Revenue Growth Strategies Expand commercial loan production platform ▪ Building expertise in specific vertical markets, e.g. medical and dental practices ▪ Capitalize on growing reputation to attract additional experience commercial banking talent Expand into new markets with attractive demographics ▪ Vail Valley office opened in 2019 ▪ Lone Tree office opened in 2020 ▪ Built team and revenue base to open office in Broomfield, CO in 3Q21 ▪ Added team to focus on Bozeman, MT market in 2Q21 Continue growing Mortgage business ▪ MLO count increased 24% in 2019 ▪ Added mortgage operations depth, capital markets capabilities in 2020 ▪ Continuing to attract proven MLOs to increase market share Execute on low- risk strategic transactions that add value to the MYFW franchise ▪ Execute on minimally dilutive acquisitions ▪ Leverage infrastructure through branch acquisition transactions ▪ Proactive expansion, acquisition team

16 Strong Execution on Revenue Growth Strategies ▪ Accelerating business development, office expansion and accretive acquisitions all contributing to the balance sheet growth driving improved operating leverage and higher profitability ▪ M&A strategy continuing with pending acquisition of Teton Financial Services ▪ Office expansion continuing with hiring of team to focus on Bozeman, MT market (in millions) Incremental Balance Sheet Growth (1/1/20 through 9/30/21) $339.4 $569.6 $81.8 $60.7 $123.8 $65.2 $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 $600.0 $700.0 $800.0 Loans HFI (ex. PPP) Deposits Organic Growth in Existing Offices New Offices Opened 2019-2021 Acquisition 54.7% Increase in Loans HFI (ex. PPP) 64.0% Increase in Total Deposits

17 Accelerating Business Development Trends Capital raised in July 2018 IPO has allowed for increased business development activities $227.9 $268.2 $225.6 $317.9 $691.7 $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 $600.0 $700.0 2016 2017 2018 2019 2020 $44.0 $62.2 $121.6 $149.0 $467.9 $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 2016 2017 2018 2019 2020 (1) Excluding PPP loans (2) Excluding acquired deposits (in millions) (in millions) New Loan Production(1) Net Deposit Growth(2)

18 Increased Scale and Back-Office Streamlining Driving Improved Efficiencies 90.4% 88.2% 85.4% 80.6% 60.5% 50.0% 60.0% 70.0% 80.0% 90.0% 2016 2017 2018 2019 2020 (1) See Non-GAAP reconciliation Efficiency Ratio(1)

▪ During 2020, expanded commercial banking team and added construction lending expertise ▪ Increase in commercial banking clients contributing to growth in total loans and low-cost deposits while improving overall diversification ▪ Stronger commercial banking platform complements private banking and expanded mortgage capabilities to create a more valuable franchise with additional catalysts for future growth 19 Commercial Banking Driving Growth $958 $977 $1,213 $1,055 $1,185 $400 $600 $800 $1,000 $1,200 $1,400 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 $830 $908 $871 $975 $1,026 $400 $600 $800 $1,000 $1,200 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 (1) Reflects loans to commercial borrowers across all loan categories excludes SBA PPP loan balances due to their short-term nature. (in millions) (in millions) Up 24% Year-Over-Year Up 24% Year-Over-Year Total Commercial Loans(1) Total Commercial Deposits

20 New Offices Ramping Up and Contributing to Organic Growth ▪ New markets identified with large population of target clients ▪ Successfully recruiting experienced talent with deep relationships in new markets ▪ Effectively marketing First Western’s value proposition and cross-selling to expand relationships ▪ Target of 1-2 new offices per year across CO, MT, and WY markets Total Loans (ex. PPP) $48.8 $64.0 $64.1 $87.3 $81.8 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 3Q20 4Q20 1Q21 2Q21 3Q21 Total Deposits $10.8 $41.5 $52.8 $51.2 $60.7 $0.0 $20.0 $40.0 $60.0 $80.0 3Q20 4Q20 1Q21 2Q21 3Q21 AUM $0.0 $0.0 $6.6 $7.8 $8.8 $0.0 $5.0 $10.0 3Q20 4Q20 1Q21 2Q21 3Q21 Aggregate Balances of Three Offices Opened Since Mid-2019 (Vail Valley, Broomfield and Lone Tree) ($ in millions)

21 Non-Mortgage Segment Earnings (1) See Non-GAAP reconciliation $0.32 $0.67 $0.73 $0.85 $0.75 $1.61 $0.89 $0.99 $1.00 $1.03 $0.00 $0.50 $1.00 $1.50 $2.00 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Non-Mortgage Segment Consolidated ▪ Non-mortgage segment earnings reflects contribution of private banking, commercial banking, and trust and investment management business lines ▪ Growth in private banking, commercial banking, and TIM businesses replacing earnings generated by mortgage segment in 2020 and creating sustainable path to higher profitability over long-term ▪ Decline in non-mortgage segment earnings from 2Q21 primarily due to higher non-interest expense including acquisition-related expenses Non-Mortgage Segment Diluted Pre-Tax Earnings Per Share(1)

Recent Financial Trends 22

23 Overview of 3Q21 Improvement in Key Metrics Earnings Growth and Higher Returns Continued Growth in Private and Commercial Banking Operations ▪ Total loans held for investment, excluding PPP loans, increased 19% annualized from prior quarter ▪ Total deposits increased 6.1% from end of prior quarter, with all of the growth coming in lower-cost categories ▪ Consistent growth in AUM and trust and investment management fees ▪ Non-performing assets represent 0.21% of total assets ▪ History of exceptionally low charge-offs continues Asset Quality Remains Exceptional ▪ Gross revenue(1) up 6.8% from prior quarter ▪ Balance sheet growth driving increased operating leverage with efficiency ratio improving to 65.0% in 3Q21 from 65.4% in 2Q21 ▪ Net interest margin increased to 3.14% in 3Q21 from 3.01% in 2Q21 ▪ Net income available to common shareholders of $6.4 million, up from $6.3 million in 2Q21 ▪ Diluted EPS of $0.78, up from $0.76 in 2Q21 ▪ Return on average assets of 1.27%, up from 1.22% in 2Q21 (1) See Non-GAAP reconciliation

24 Net Income Available to Common Shareholders and Earnings per Share ▪ Net income of $6.4 million, or $0.78 diluted earnings per share, in 3Q21 ▪ Excluding acquisition-related expenses, adjusted diluted earnings per share(1) of $0.81 in 3Q21, up from $0.77 in 2Q21 ▪ Strong profitability results in 4.1% and 4.8% increase in book value per share and tangible book value per share(1), respectively, from 2Q21 ▪ Earnings growth coming from combination of continued organic growth of more mature profit centers, contribution of newer profit centers ramping up, and accretive acquisitions $6,277 $6,417 $9,630 $4,874 $5,999 $6,331 $6,669 $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Net Income Adjustments to Net Income (1) $0.76 $0.78 $1.21 $0.61 $0.74 $0.77 $0.81 $0.00 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Net Income Adjustments to Net Income (1) Net Income Available to Common Shareholders Diluted Earnings per Share (1) See Non-GAAP reconciliation (1) (1)

25 Loan Portfolio ▪ Total loans HFI increased $30.4 million, or 1.9% from prior quarter ▪ Excluding PPP loans, total loans HFI increased $70.9 million, or 19% annualized from prior quarter ▪ Continued strong loan production across multiple areas offsetting payoffs and PPP forgiveness ▪ Cash, Securities and Other portfolio returned to growth as new loan production exceeded PPP forgiveness 3Q 2020 2Q 2021 3Q 2021 Cash, Securities and Other $371,481 $290,907 $293,837 Construction and Development 105,717 127,141 132,141 1-4 Family Residential 446,959 496,101 502,439 Non-Owner Occupied CRE 243,564 324,493 358,369 Owner Occupied CRE 154,138 178,847 167,638 Commercial and Industrial 185,625 155,526 148,959 Total Loans HFI $1,507,484 $1,573,015 $1,603,383 Mortgage loans held-for-sale (HFS) 89,872 48,563 51,309 Total Loans $1,597,356 $1,621,578 $1,654,692 $1.8 $78.9 $5.0 $0.0 $142.1 $201.1 $65.7 $137.5 $133.4 $83.2 $128.1 $122.6 $91.5 $84.4 $48.7 $30.5 $91.4 $40.6 $0 $50 $100 $150 $200 $250 3Q20 4Q20 1Q21 2Q21 3Q21 PPP Production⁽¹⁾ Production Loan Payoffs PPP Forgiveness (in millions) $1,558 $1,644 $1,731 $1,660 $1,648 $1,622 $1,654 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 3Q20 4Q20 1Q21 2Q21 3Q21 2Q21 3Q21 HFI HFS (1) Bank originated (2) Excludes deferred (fees) costs, and amortized premium/(unaccreted discount), net ($ in thousands, as of quarter end) Loan Portfolio Composition(2) Loan Portfolio Details Loan Production & Loan Payoffs Total Loans(2) Average Period End

26 Total Deposits ▪ Total deposits increased $103.2 million from end of prior quarter ▪ Continued strong deposit inflows from new and existing clients ▪ Further improvement in deposit mix with noninterest-bearing deposits increasing to 33.5% of total deposits at 3Q21 from 30.2% at 3Q20 3Q 2020 2Q 2021 3Q 2021 Money market deposit accounts $805,634 $840,073 $905,196 Time deposits 177,391 137,499 137,015 NOW 101,708 141,076 137,833 Savings accounts 5,976 5,299 5,620 Noninterest-bearing accounts 472,963 555,106 596,635 Total Deposits $1,563,672 $1,679,053 $1,782,299 $1,463 $1,577 $1,721 $1,705 $1,723 $1,679 $1,782 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 3Q20 4Q20 1Q21 2Q21 3Q21 2Q21 3Q21 Average Period End ($ in millions) Deposit Portfolio Composition Total Deposits

27 Trust and Investment Management ▪ Total assets under management increased $143.8 million from June 30, 2021 to $6.91 billion at September 30, 2021 ▪ The increase in asset balances were driven by both account additions and new account growth as well as the continued improvement in market valuations $6,131 $6,255 $6,486 $6,762 $6,906 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Investment Agency Managed Trust 401(k)/Retirement Directed Trust Custody (in millions, as of quarter end) Total Assets Under Management

(1) All numbers represented do not include the impact of taxes (2) The deferred loan origination expenses are recorded in non-interest expenses (Salaries and Benefits) and amortized through net interest income (3) Includes $1.6 million in SBA fee income less $0.4 million of deferred loan origination expense Paycheck Protection Program Overview Impact on 3Q21 Financials (1) ($ in Millions) Net Interest Income Amortization of SBA fee income and deferred loan origination expense (2) $0.9 Interest income from PPP loans, less PPPLF funding cost $0.2 Net Interest Income $1.1 Net Interest Margin Impact 9 bps ($ in Millions) As of 9/30/21 Total Loans (existing PPP) $61.9 Total Loans Forgiven $217.2 PPPLF advances $43.6 Remaining Fees to be Recognized Pre-Tax(3) $1.2 28

(1) See Non-GAAP reconciliation (2) Gross Revenue for Capital Management includes amounts for the fourth quarter of 2020 through the completion of the sale of the LA Fixed Income Team on November 16, 2020. Financial results after that date for the unsold portion are presented in Wealth Management. 29 Gross Revenue ▪ Gross revenue(1) increased 6.8% from 2Q21 ▪ Increase in net interest income and all non-interest income generating areas compared to 2Q21 ➢ Net interest income up 4.4% ➢ Trust and investment management fees up 3.2% ➢ Net gain on mortgage loans up 14.5% ➢ Bank fees up 16.2% ➢ Risk management and insurance fees up 226% Non-interest Income $10,495 Net Interest Income $14,846 41.4% 58.6% $31.0 $23.4 $23.7 $23.7 $25.3 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 Q3 2020 Q4 2020⁽²⁾ Q1 2021 Q2 2021 Q3 2021 Wealth Management Capital Management Mortgage (in millions) 3Q21 Gross Revenue(1) Gross Revenue(1)

30 Net Interest Income and Net Interest Margin ▪ Net interest income increased 4.4% from 2Q21, primarily due to an increase in average loan balances and a higher net interest margin, partially offset by lower PPP fees ▪ Net interest margin, including PPP and purchase accretion, increased 13 bps to 3.14% ▪ Net interest margin, excluding PPP and purchase accretion(1), increased 18 bps to 3.06%, primarily due to a favorable shift in the mix of earning assets ▪ Net interest margin expected to decline slightly in 4Q21 $12,918 $13,457 $13,053 $14,223 $14,846 $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 3.07% 3.07% 2.88% 2.88% 3.06% 3.23% 3.10% 2.90% 3.01% 3.14% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Net Interest Margin Adjusted Net Interest Margin (1) (1) (1) (in thousands) (1) See Non-GAAP reconciliation Net Interest Income Net Interest Margin (1) (1)

31 Non-Interest Income ▪ Non-interest income increased 10.5% from 2Q21 ▪ Trust and investment management fees up 3.2% from 2Q21, and up 7% over 3Q20, despite loss of approximately $0.4 million in fees per quarter related to LA Fixed Income Team sold in 4Q20 ▪ Increase in net gain on mortgage loans primarily due to higher refinancing volumes $18,032 $9,954 $10,615 $9,498 $10,495 $0 $5,000 $10,000 $15,000 $20,000 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Trust and Investment Management Fees Net Gain on Mortgage Loans Bank Fees Risk Management and Insurance Fees Income on Company-Owned Life Insurance Other $4,814 $4,868 $4,847 $5,009 $5,167 $4,000 $4,200 $4,400 $4,600 $4,800 $5,000 $5,200 $5,400 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 (in thousands) (in thousands) Total Non-Interest Income Trust and Investment Management Fees

32 Mortgage Operations ▪ Mortgage locks up 4% from prior quarter primarily reflects increase in seasonal purchases ▪ Refi/Purchase mix of 39/61% in 3Q21 compared to 49/51% in 2Q21 and 67/33% in 4Q20 ▪ Profit margin improved due to increased volume and expense reductions in mortgage operations $376.3 $414.5 $490.8 $319.7 $256.1 $41.9 $32.4 $33.9 $41.2 $36.5 $0 $100 $200 $300 $400 $500 $600 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Originations for Sale Originations for Porfolio $718.8 $376.6 $359.4 $268.2 $279.0 $0 $100 $200 $300 $400 $500 $600 $700 $800 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 (in millions) $10.2 $1.7 $2.1 $1.2 $2.3 $12.3 $4.3 $5.2 $3.9 $4.5 83% 40% 41% 31% 50% Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Net Income Revenue Profit Margin (in millions) Mortgage Originations Mortgage Details Net Income, Revenue and Profit Margin Mortgage Loan Locks

33 Non-Interest Expense and Efficiency Ratio ▪ Non-interest expense increased 6.1% from 2Q21 ▪ 3Q21 included approximately $0.3 million of acquisition-related expense ▪ Higher salaries and employee benefits expense due to increased bonus accruals resulting from strong loan and deposit production and an increase in insurance benefits costs ▪ Revenue growth exceeded expense growth and drove improvement in efficiency ratio(1) to 65.0% $70 $332 $16,632 $15,614 $15,629 $15,451 $16,137 $0 $5,000 $10,000 $15,000 $20,000 $25,000 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Non-Interest Expense Adjustments to Non-Interest Expense (1) (1) 53.4% 66.6% 66.0% 65.4% 65.0% 0% 20% 40% 60% 80% 100% Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 (1) See Non-GAAP reconciliation Total Non-Interest Expense Operating Efficiency Ratio(1) (in thousands) (1)

34 Asset Quality ▪ Stable asset quality across the portfolio ▪ Immaterial net charge-offs again in the quarter ▪ $0.4 million provision for loan losses related to growth in total loans ▪ Non-performing assets increased by $1.2 million due to one commercial loan placed on non-accrual during the quarter ▪ ALL/Adjusted Total Loans(1) decreased to 0.91% in 3Q21 from 0.93% in 2Q21, consistent with strong asset quality and immaterial losses 0.53% 0.22% 0.18% 0.16% 0.21% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Non-Performing Assets/Total Assets Net Charge-Offs/Average Loans (1) Adjusted Total Loans – Total Loans minus PPP loans and acquired Loans; see non-GAAP reconciliation

35 Capital and Liquidity Overview 10.66% 10.66% 14.37% 7.86% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% Tier 1 Capital to Risk-Weighted Assets CET1 to Risk- Weighted Assets Total Capital to Risk-Weighted Assets Tier 1 Capital to Average Assets Liquidity Funding Sources (as of 9/30/21) Liquidity Reserves: Total Available Cash $ 309,185 Unpledged Investment Securities 21,551 Borrowed Funds: Unsecured: Credit Lines 54,000 Secured: FHLB Available 504,712 FRB Available 552 Brokered Remaining Capacity 363,712 Total Liquidity Funding Sources $ 1,253,712 Loan to Deposit Ratio 89.9% $91,662 $104,411 $130,704 $150,883 $11.50 $13.15 $16.44 $18.85 $10.00 $12.00 $14.00 $16.00 $18.00 $20.00 $60,000 $80,000 $100,000 $120,000 $140,000 $160,000 4Q18 4Q19 4Q20 3Q21 TCE TBV/Share (in thousands) (1) See Non-GAAP reconciliation Consolidated Capital Ratios (as of 9/30/21) Tangible Common Equity / TBV per Share(1) (in thousands)

Acquisition of Teton Financial Services, Inc. 36

37 Expansion Into a Growing Wyoming Region Strategic Rationale ▪ Acquisition of Teton Financial Services, Inc., holding company for Rocky Mountain Bank, creates a $2.4 billion financial institution with $1.9 billion in gross loans, $2.1 billion in deposits, and $7.2 billion in assets under management ▪ Expands First Western’s footprint / market share in Wyoming – Wyoming demographics and business landscape aligns with First Western’s business model with favorable trust, estate and tax laws – Ability to consolidate two Jackson Hole offices, and provide an attractive base for expansion into Pinedale and Rock Springs ▪ Complementary asset / liability mix and further diversification of First Western’s loan portfolio ▪ Improves operating leverage and provides additional financial resources to execute First Western’s strategic plan – Enhances revenue generation (not modeled) through diversification of lending revenues and robust cross-selling opportunities – Low-cost core deposits and higher yielding loans strengthen NIM and earnings Enhances Shareholder / Stakeholder Value ▪ 5.2% accretive to 2022 EPS(1) (7.4% accretive assuming fully phased-in cost savings) ▪ 0.4% dilutive to tangible book value with a short earnback period of 0.4 years using the crossover method ▪ >20% internal rate of return ▪ Improves scale, profitability and liquidity ▪ Opportunity to retain talented banking professionals with an established presence in Wyoming ▪ Enhances capabilities to support local communities (1) Assumes 75% phase-in of cost savings in 2022

Teton Financial Services, Inc. Overview

Company Overview

- Holding company for Rocky Mountain Bank
- Operates out of three branches in Jackson Hole, Pinedale and Rock Springs
- Primarily focused on real estate and C&I lending within the Wyoming region
- Offers trust / wealth management expertise in Wyoming's favorable trust environment
- Attractive low-cost deposit franchise with 94% core deposits[1]
- Double digit CAGR in loans and deposits (2013 – 2020)
- Bank level headquarters: Jackson, WY
- Year established: 1983



Jackson Hole
Pinedale
Rock Springs
Laramie
Fort Collins
Denver
MYFW CO and WY Branches (10)
Teton Financial Services, Inc. (3)

Key Bank Level Financial Highlights

For the quarter ended March 31, 2021

Balance Sheet ($mm)		
Total Assets	$	429.2
Gross Loans		274.9
Total Deposits		384.6
Total Equity		42.0
Profitability / Rates (%)		
Net Income ($000s)	$	1,379
Return on Average Assets		1.32
Return on Average Equity		13.33
Net Interest Margin		3.08
Efficiency Ratio		52.9
Yield on Total Loans		4.79
Cost of Total Deposits		0.22
Balance Sheet Ratios / Capital (%)		
Gross Loans / Deposits		71.5
TCE / TA		9.33
Leverage Ratio		9.54
Tier 1 Capital Ratio		15.33
TRBC Ratio		16.60
Asset Quality (%)		
NPAs (excl. TDRs) / Assets		0.00
NPAs / Loans & OREO		0.03
NCOs / Avg. Loans		0.21
LLR / Gross Loans		2.02

Deposit Market Share by County

Market	Market Pop. (#)	Median HH Income ($)	Deposits ($mm)	Branches (#)	Deposit Mkt. Share (%)	Deposit Mkt. Rank (#)
Teton, WY	23,703	98,623	174.3	1	6.4	6
Sublette, WY	9,771	78,347	85.2	1	26.1	2
Sweetwater, WY	41,651	76,181	83.1	1	8.2	5
Total / Average	**75,125**	**78,347**	**342.5**	**3**	**-**	**-**

Source: S&P Global and FDIC Summary of Deposits
Note: Deposit market share data as of June 30, 2020
(1) Core deposits equal to total deposits less time deposits greater than $100,000

38

FIRSTwestern

39 Pro Forma Loan and Deposit Composition Loan Composition Deposit Composition First Western Financial, Inc. Teton Financial Services, Inc. (1) Pro Forma + = + = Total Depos its : $1,807,825 Total Depos its : $384,600 Total Depos its : $2,192,425 Cos t of Depos its : 0.23% Cos t of Depos its : 0.22% Cos t of Depos its : 0.23% Loans / Depos its : 95.2% Loans / Depos its : 71.5% Loans / Depos its : 91.0% Gros s Loans : $1,720,171 Gros s Loans : $274,939 Gros s Loans : $1,995,110 Yield on Loans : 3.58% Yield on Loans : 4.79% Yield on Loans : 3.74% C&D 6% C&I 24% Res. RE 32% OO CRE 10% NOO CRE 15% Multifamily 4% Consumer & Other 9% C&D 10% C&I 26% Res. RE 25% OO CRE 10% NOO CRE 15% Multifamily 2% Consumer & Other 12% C&D 7% C&I 24% Res. RE 31% OO CRE 10% NOO CRE 15% Multifamily 4% Consumer & Other 9% DDA 33% NOW & Other 7% MMDA & Sav. 51% Retail Time 5% Jumbo Time 4% DDA 12% NOW & Other 8% MMDA & Sav. 71% Retail Time 8% Jumbo Time 1% DDA 29% NOW & Other 7% MMDA & Sav. 55% Retail Time 5% Jumbo Time 4% Source: S&P Global. Financial data as of March 31, 2021 Note: Pro forma excludes purchase accounting adjustments (1) Bank level regulatory data

Transaction Structure

Consideration	▪ 0.0466 shares of First Western and $0.39 in cash for each share of Teton Financial Services, Inc. ▪ Results in ~76% stock | ~24% cash mix
Transaction Value[1]	▪ $1.62 per share ▪ $47.8 million aggregate transaction value
Collars[2]	▪ Fixed exchange ratio with collars set between $21.50 and $29.08
Transaction Multiples (Financial information as of 6/30/2021)	▪ Price / Tangible Book Value: 1.27x ▪ Pay-to-Trade Ratio: 0.86x ▪ Price / LTM Earnings[3]: 17.6x ▪ Price / 2022 Earnings: 11.0x ▪ Core Deposit Premium[4]: 2.9%
Pro Forma Ownership	▪ ~85% First Western | ~15% Teton Financial Services, Inc.
Due Diligence	▪ Completed, including extensive financial, loan compliance and legal review
Required Approvals	▪ Teton Financial Services, Inc. shareholder approvals and other customary regulatory approvals
Anticipated Closing	▪ Late Q4 2021 or early Q1 2022

(1) Based on MYFW's stock price of $26.46 as of July 21, 2021
(2) Please refer to the Plan and Agreement of Merger for complete terms relating to stock collars and termination rights
(3) For the last 12 months ending June 30, 2021
(4) Core deposits equal to total deposits less time deposits greater than $100,000

40

FIRSTWESTERN

41 Key Transaction Assumptions Earnings Cost Savings Fair Market Value Adjustments Core Deposit Intangibles Other Assumptions ▪ Consensus estimates for First Western ▪ Management estimates for Teton Financial Services, Inc. ▪ ~$3.0 million, or 30.0% of Teton Financial Services, Inc.’s 2022e standalone noninterest expense base ▪ 75% phase-in during 2022 and 100% thereafter ▪ Loan Mark: $5.8 million gross loan credit mark, or 2.17% of Teton Financial Services, Inc.’s loan portfolio (as of 6/30/2021) ▪ Real Estate Fair Value Write-up: $3.8 million amortized using straight-line method over 20 years ▪ $1.7 million, or 0.50% of Teton Financial Services, Inc.’s non-time deposits ▪ Amortized sum-of-the-year digits over 10 years ▪ Transaction expenses of $5.7 million after-tax ▪ Increase in equity of $1.3 million due to repayment of employee stock loan ▪ Teton Financial Services, Inc.’s $3.6 million of subordinated debt is paid off before close ▪ Cash portion financed with new subordinated debt

Creating Additional Shareholder Value 42

43 Near-Term Outlook ▪ Growth in commercial and private banking earnings will continue to replace outsized income generated by mortgage operations in 2020 ▪ Consistent pipeline and healthy demand should continue to drive organic loan growth across most areas of the portfolio ▪ Success in new business development should drive continued growth in trust and investment management fees ▪ Mortgage activity will likely decline during seasonally slower fourth quarter ▪ Continued investment in new banking talent and market expansion should continue to create additional sources of organic growth ▪ Acquisition of Teton Financial Services expected to close late in 4Q21 or early in 1Q22; integration planning proceeding well and teams working collaboratively to leverage the collective strengths of each organization ▪ First Western well positioned to deliver another strong year of organic and acquisitive growth in 2022

44 Long-Term Goals to Drive Shareholder Value ▪ Drive to $5 billion in total assets, $25 billion TIM assets through both organic growth and acquisitions ▪ ~50 offices ▪ $7-8 million in revenue per office ▪ 60% contribution margin per office ▪ Build footprint, scale and operating leverage with M&A ▪ Capital and earnings accretive ▪ Create, roll out virtual private bank ▪ Robo advisor tied to bank ▪ “Buy up” into expert advice ▪ Upgrade wealth management platform ▪ Fully integrated front end ▪ Sell wholesale TIM services to other banks Our mission is to be the BPBFWWMC – Best Private Bank for the Western Wealth Management Client We believe First Western can be a unique, niche focused regional powerhouse with high fee income and consistent strong earnings from our scalable wealth management platform

MYFW’s core strengths provide the foundation for driving shareholder value 45 A Unique and Attractive Investment Differentiated, Proven in the Marketplace Built-in Operating Leverage Highly Desirable Recurring Fee Income Experienced, Tested Team Unique Opportunity for Investors

Appendix 46

Organizational Overview 47

Team: Ready to Take MYFW to the Next Level

Name	Title	Joined FW	Years in Industry	Prior Experience
Scott C. Wylie	Chairman, CEO & President	2002	34	▪ Chairman & CEO, Northern Trust Bank of Colorado ▪ Chairman & CEO, Trust Bank of Colorado ▪ CEO, Equitable Bancshares of Colorado and Women's Bank, Chairman, Equitable Bank ▪ Chairman, American Fundware ▪ President & CEO, Bank and Trust of Puerto Rico ▪ Associate, First Boston Corporation
Julie A. Courkamp	Chief Financial Officer, Director & Treasurer	2006	21	▪ Assurance services with PricewaterhouseCoopers ▪ Executive roles within First Western with responsibility for Accounting & Finance, Risk, Technology and Operations
John E. Sawyer	Chief Investment Officer	2017	28	▪ Chief Investment & Fiduciary Officer, BBVA Compass Bank ▪ President & COO, Florida-based boutique wealth management firm ▪ Executive with Credit Suisse, Morgan Keegan & Co., and First Tennessee Capital Markets
Scott J. Lawley	Chief Credit Officer	2018	34	▪ Sr. Credit Officer & Segment Risk Officer, Huntington National Bank ▪ Credit advisor, chief underwriter, CRE credit officer PNC Bank, US Bank ▪ Lending positions with Fleet Bank
Matt Cassell	President, Commercial Banking	2020	24	▪ Colorado Market President, Simmons Bank ▪ President-Colorado, Bank SNB ▪ Market President, Community Banks of Colorado
Josh M. Wilson	Regional President, CO/WY/AZ	2008	22	▪ CFO, international oil and gas operating company ▪ PC President at First Western ▪ Executive with Bank One, JP Morgan and Vectra Private Bank

48

FIRSTwestern

MYFW's Sophisticated Board of Directors

Name	Director Since	Primary Business
Scott C. Wylie	2002	▪ First Western Financial, Inc.
Julie A. Caponi, CPA	2017	▪ Former Finance Executive at Arconic, Inc. (fka Alcoa Inc.) ▪ Former audit partner at Deloitte ▪ Board member & Audit Committee chair for FCF (NYSE)
Julie A. Courkamp	2021	▪ First Western Financial, Inc.
David R. Duncan	2011	▪ Energy ▪ Winery Executive, Silver Oak Cellars ▪ Entrepreneur, board member, business leader
Thomas A. Gart	2013	▪ Real Estate Developer ▪ Specialty Retail Executive ▪ Family business, PE investing across broad range of industries
Patrick H. Hamill	2004	▪ Real Estate Developer ▪ Home Builder Executive ▪ Entrepreneur, business/community leader, real estate expertise
Luke A. Latimer	2015	▪ Utility Maintenance ▪ Construction Executive ▪ Family business, public bank board
Scott C. Mitchell	2021	▪ President, U.S. Engineering, Metalworks ▪ President of several successful manufacturing companies ▪ Six Sigma Master Black Belt
Eric D. Sipf, CPA[1]	2003	▪ Former Healthcare Executive ▪ US Army ▪ Asset management, finance, bank board, M&A
Mark L. Smith	2002	▪ Real Estate Developer ▪ Entrepreneur, community leadership, real estate expertise
Joseph C. Zimlich, CPA	2004	▪ Family Office Executive ▪ Corporate leadership, board, and investment management

(1) CPA license inactive.

49

FIRSTwestern

Working as a team to grow relationships 50 Integrated Team Approach in Boutique Offices President Private Bankers Lenders Portfolio Managers Wealth Advisor Trust Officer Team-based incentives Relationship-based wealth management Many relationship managers to one client Product group specialists Holistic view of the client – ConnectView®

51 Organizational Structure Built for Scale Full Bank and Trust: ▪ Aspen, CO ▪ Boulder, CO ▪ Cherry Creek, CO ▪ Denver, CO ▪ DTC/Cherry Hills, CO ▪ Northern Colorado ▪ Jackson Hole, WY ▪ Scottsdale, AZ ▪ Broomfield, CO (2021) ▪ Lone Tree, CO ▪ Phoenix, AZ ▪ Vail Valley, Avon, CO Loan Production Offices: ▪ Ft. Collins, CO ▪ Greenwood Village, CO Trust Offices: ▪ Century City, CA ▪ Laramie, WY ▪ Investment Management ▪ Fiduciary/ Trust ▪ Wealth Planning ▪ Retirement Services ▪ Insurance ▪ Mortgage Services ▪ Treasury Management First Western Profit Centers Product Groups Support Centers ▪ Finance & Accounting ▪ Risk & Compliance ▪ Enterprise Technology ▪ Human Capital ▪ Credit Analysis ▪ Bank & Trust/Investment Operations ▪ Marketing/Branding Big operating leverage from expert, high fixed cost teams Very profitable when mature

Non-GAAP Reconciliations 52

53 Non-GAAP Reconciliation Consolidated Tangible Common Book Value Per Share As of the Three Months Ended, (Dollars in thousands) June 30, 2018 Sep. 30, 2018 Dec. 31, 2018 March 31, 2019 June 30, 2019 Sep. 30, 2019 Dec. 31, 2019 March 31, 2020 June 30, 2020 Sep. 30, 2020 Dec. 31, 2020 March 31, 2021 June 30, 2021 Sep. 30, 2021 Total shareholders' equity $104,958 $114,164 $116,875 $119,668 $122,157 $125,732 $127,678 $128,703 $139,417 $149,576 $154,962 $161,439 $167,986 $175,129 Less: Preferred stock (liquidation preference) 24,968 ------------- Goodwill and other intangibles, net 25,584 25,376 25,213 25,040 23,327 19,722 19,714 19,712 24,267 24,263 24,258 24,254 24,250 $24,246 Intangibles held for sale(1) ----- 3,553 3,553 3,000 3,000 3,000 ---- Tangible common equity 54,406 88,788 91,662 94,628 98,830 102,457 104,411 105,991 112,150 122,313 130,704 137,185 143,736 150,883 Common shares outstanding, end of period 5,917,667 7,968,420 7,968,420 7,968,420 7,983,866 7,983,284 7,940,168 7,917,489 7,939,024 7,951,749 7,951,773 7,957,900 7,994,832 8,002,874 Tangible common book value per share $9.19 $11.14 $11.50 $11.88 $12.38 $12.83 $13.15 $13.39 $14.13 $15.38 $16.44 $17.24 $17.98 $18.85 (1) Represents the intangible portion of assets held for sale Consolidated Efficiency Ratio For the Three Months Ended, (Dollars in thousands) June 30, 2020 September 30, 2020 December 31, 2020 March 31, 2021 June 30, 2021 September 30, 2021 Non-interest expense $12,644 $16,632 $15,614 $15,629 $15,521 $16,469 Less: amortization 4 4 4 4 4 5 Less: provision on other real estate owned - 100 76 --- Less: loss on assets held for sale ------ Plus: gain on sale of LA fixed income team -- 62 --- Adjusted non-interest expense $12,640 $16,528 $15,596 $15,625 $15,517 $16,464 Net interest income $10,796 $12,918 $13,457 $13,053 $14,223 $14,846 Non-interest income 15,427 18,032 9,954 10,615 9,498 10,495 Less: Net gain on sale of securities ------ Less: Net gain on sale of assets ------ Total income $26,223 $30,950 $23,411 $23,668 $23,721 $25,341 Efficiency ratio 48.2% 53.4% 66.6% 66.0% 65.4% 65.0%

54 Non-GAAP Reconciliation Wealth Management Gross Revenue For the Three Months Ended, (Dollars in thousands) September 30, 2020 December 31, 2020 March 31, 2021 June 30, 2021 September 30, 2021 Total income before non-interest expense $16,232 $17,973 $18,471 $19,782 $20,438 Plus: Provision for loan loss 1,496 695 - 12 406 Gross revenue $17,728 $18,668 $18,471 $19,794 $20,844 Capital Management Gross Revenue For the Three Months Ended, (Dollars in thousands) September 30, 2020 December 31, 2020 March 31, 2021 June 30, 2021 September 30, 2021 Total income before non-interest expense $899 $423 $- $ $ Plus: Provision for loan loss ----- Gross revenue $899 $423 $- $ $ Mortgage Gross Revenue For the Three Months Ended, (Dollars in thousands) September 30, 2020 December 31, 2020 March 31, 2021 June 30, 2021 September 30, 2021 Total income before non-interest expense $12,323 $4,320 $5,197 $3,927 $4,497 Plus: Provision for loan loss ----- Gross revenue $12,323 $4,320 $5,197 $3,927 $4,497 Consolidated Gross Revenue For the Three Months Ended, (Dollars in thousands) September 30, 2020 December 31, 2020 March 31, 2021 June 30, 2021 September 30, 2021 Total income before non-interest expense $29,454 $22,716 $23,668 $23,709 $24,935 Plus: Provision for loan loss 1,496 695 - 12 406 Gross revenue $30,950 $23,411 $23,668 $23,721 $25,341 Diluted Pre-Tax Earnings Per Share For The Three Months Ended (Dollars in thousands) September 30, 2020 December 31, 2020 March 31, 2021 June 30, 2021 September 30, 2021 Non-Mortgage income before income tax $2,581 $5,386 $5,917 $6,983 $6,199 Mortgage income before income tax 10,241 1,716 2,122 1,205 2,267 Less: Income tax expense 3,192 2,228 2,040 1,911 2,049 Net income available to common shareholders $9,630 $4,874 $5,999 $6,277 $6,417 Diluted weighted average shares 7,963,736 8,015,780 8,098,680 8,213,900 8,246,353 Non-Mortgage Segment Diluted Pre-Tax Earnings Per Share $0.32 $0.67 $0.73 $0.85 $0.75 Consolidated Diluted Pre-Tax Earnings Per Share $1.61 $0.89 $0.99 $1.00 $1.03

55 Non-GAAP Reconciliation Adjusted net income available to common shareholders For the Three Months Ended, (Dollars in thousands, except per share data) September 30, 2020 December 31, 2020 March 31, 2021 June 30, 2021 September 30, 2021 Net income available to common shareholders $9,630 $4,874 $5,999 $6,277 $6,417 Plus: acquisition related expense including tax impact --- 54 252 Plus: loss on intangibles held for sale including tax impact ----- Adjusted net income to common shareholders $9,630 $4,874 $5,999 $6,331 $6,669 Adjusted earnings per share For the Three Months Ended, (Dollars in thousands, except per share data) September 30, 2020 December 31, 2020 March 31, 2021 June 30, 2021 September 30, 2021 Earnings per share $1.21 $0.61 $0.74 $0.76 $0.78 Plus: acquisition related expenses including tax impact --- 0.01 0.03 Plus: loss on intangibles held for sale including tax impact ----- Adjusted earnings per share $1.21 $0.61 $0.74 $0.77 $0.81 Allowance for loan losses to Bank originated loans excluding PPP As of (Dollars in thousands) June 30, 2021 September 30, 2021 Gross loans 1,573,015 1,603,383 Less: Branch acquisition 116,052 117,465 Less: PPP loans 102,359 61,838 Loans excluding acquired and PPP 1,354,604 1,424,080 Allowance for loan losses 12,552 12,964 Allowance for loan losses to Bank originated loans excluding PPP 0.93% 0.91% Total Non-Interest Expense adjusted for Non-Operating items For the Three Months Ended, (Dollars in thousands) September 30, 2020 December 31, 2020 March 31, 2021 June 30, 2021 September 30, 2021 Total non-interest expense $16,632 $15,614 $15,629 $15,521 $16,469 Less: acquisition related expense --- 70 332 Less: loss on intangibles held for sale ----- Total Non-Interest Expense adjusted for Non-Operating items $16,632 $15,614 $15,629 $15,451 $16,137

Non-GAAP Reconciliation

Adjusted net interest margin	For the Three Months Ended December 31, 2020			For the Three Months Ended March 31, 2021			For the Three Months Ended June 30, 2021			For the Three Months Ended September 30, 2021		
(Dollars in thousands)	Average Balance	Interest Earned/Paid	Average Yield/Rate	Average Balance	Interest Earned/Paid	Average Yield/Rate	Average Balance	Interest Earned/Paid	Average Yield/Rate	Average Balance	Interest Earned/Paid	Average Yield/Rate
Interest-bearing deposits in other financial institutions	194,179	100		213,577	91		292,615	92		266,614	105	
PPP adjustment	(20,871)	(5)		21,173	5		17,115	4		1,636	-	
Available-for-sale securities	37,512	186		31,936	196		26,474	169		29,130	180	
PPP adjustment	-	-		-	-		-	-		-	-	
Loans	1,522,947	14,656		1,554,990	14,212		1,573,553	15,287		1,592,800	15,861	
PPP adjustment	(174,046)	(1,209)		(171,263)	(945)		(176,396)	(1,583)		(81,476)	(1,081)	
Purchase Accretion adjustment	-	(333)		-	(344)		-	(260)		-	35	
Adjusted total Interest-earning assets	1,559,721	13,395		1,650,413	13,215		1,773,360	13,709		1,808,704	15,100	
Interest-bearing deposits		1,015			974			866			829	
PPP adjustment		-			-			-			-	
Federal Home Loan Bank Topeka and Federal Reserve borrowings		200			132			117			82	
PPP adjustment		(175)			(109)			(93)			(59)	
Subordinated notes		270			340			342			389	
Adjusted total interest-bearing liabilities		1,310			1,337			1,232			1,241	
Net interest income		12,085			11,878			12,477			13,859	
Adjusted net interest margin			3.10%			2.88%			2.88%			3.06%

56

FIRSTwestern

Non-GAAP Reconciliation

Consolidated Gross Revenue	For the Years Ended,					
(Dollars in thousands)	2015	2016	2017	2018	2019	2020
Total income before non-interest expense	$49,339	$53,394	$54,501	$57,617	$63,976	$92,600
Less: Net gain on sale of securities	717	114	81	-	119	-
Less: Net gain on sale of assets	-	-	-	-	183	-
Plus: Provision for credit loss	1,071	985	788	180	662	4,682
Gross revenue	$49,693	$54,265	$55,208	$57,797	$64,336	$97,282

Consolidated Pre-tax, Pre-provision Income	For the Twelve Months Ended December 31,				
(Dollars in thousands)	2016	2017	2018	2019	2020
Net Income, as reported	$2,302	$2,023	$5,647	$8,009	$24,534
Provision for loan losses	985	788	180	662	4,682
Income tax (benefit) expense	1,269	2,984	1,775	2,183	8,529
Pre-tax, Pre-provision Income	$4,556	$5,795	$7,602	$10,854	$37,745

Consolidated Efficiency Ratio	For the Years Ended,				
(Dollars in thousands)	2016	2017	2018	2019	2020
Non-interest expense	$49,823	$49,494	$50,195	$53,784	$59,537
Less: Amortization	747	784	831	374	14
Less: Goodwill impairment	-	-	-	1,572	-
Less: Provision on other real estate owned	-	-	-	-	176
Less: Loss on assets held for sale	-	-	-	-	553
Plus: Gain on sale of LA fixed income team	-	-	-	-	(62)
Adjusted non-interest expense	$49,076	$48,710	$49,364	$51,838	$58,856
Net interest income	$24,457	$27,576	$30,624	$32,061	$46,102
Non-interest income	29,922	27,713	27,173	32,577	51,180
Less: Net gain on securities	114	81	-	119	-
Less: Net gain on sale of assets	-	-	-	183	-
Total income	$54,265	$55,208	$57,797	$64,336	$97,282
Efficiency ratio	90.4%	88.2%	85.4%	80.6%	60.5%

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FIRSTwestern